Exhibit 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the Incorporation by reference in this Registration Statement of Deluxe Corporation on Form S-8 of our report dated January 26, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-K of Deluxe Corporation for the fiscal year ended December 31, 1997.





/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Minneapolis, Minnesota
March 31, 1998